FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

Aircastle Announces Fourth Quarter and Full Year 2017 Results
Acquired 68 Aircraft and Sold 37 Aircraft in 2017; Owned Fleet of Aircraft at 224
First Quarter 2018 Dividend of $0.28 per Common Share Declared

Key Financial Metrics

•	Total revenues were $177.4 million for the fourth quarter of 2017 and $796.6 million for the full year

•	Net income was $55.1 million, or $0.70 per diluted common share, for the fourth quarter and $147.9 million, or $1.87 per diluted common share, for the full year

•	Adjusted net income(1) was $57.0 million, or $0.72 per diluted common share, for the fourth quarter and $169.6 million, or $2.15 per diluted common share, for the full year

•	Adjusted EBITDA(1) was $184.6 million for the fourth quarter and $801.6 million for the full year

•	Cash ROE(1) was 15.0% in 2017; net cash interest margin(1) was 8.6%
Highlights

•	Placed seven wide-bodies on long-term leases in 2017

•	Acquired 40 aircraft during the fourth quarter for $920 million, and a record 68 aircraft for the full year

•	Committed to acquire fourteen additional narrow-body aircraft in 2018 for more than $540 million

•	Sold eight aircraft during the fourth quarter and 37 aircraft for the full year; full year sales included three wide-bodies, four freighters, and our last six classic aircraft

•	Declared our 47th consecutive quarterly dividend

Stamford, CT.  February 13, 2018 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter 2017 net income of $55.1 million, or $0.70 per diluted common share, and adjusted net income of $57.0 million, or $0.72 per diluted common share. Net income for the year ended December 31, 2017 was $147.9 million, or $1.87 per diluted common share, and adjusted net income was $169.6 million, or $2.15 per diluted common share. The fourth quarter results included total revenues of $177.4 million

________________________________________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

versus $204.7 million in the prior year. For the full year 2017, total revenues were $796.6 million, an increase of 3.1%, versus $773.0 million in 2016.
Commenting on the results, Mike Inglese, Aircastle’s CEO, stated, “With $148 million of full year net income Aircastle had a great 2017 and a strong fourth quarter. Throughout the year we worked diligently to extend and transition the leases on seven wide-bodies while selling another three. As a result of these efforts, we have taken care of essentially all of our 2018 lease placement activity. We also opportunistically sold four freighters and our last six classics. Aircastle's aircraft portfolio is in great shape and is well balanced.”
Mr. Inglese concluded, “As competitive investment market conditions are expected to persist into 2018, we believe that Aircastle will once again benefit from our outstanding team, a strong balance sheet and a nuanced investment approach that prioritizes flexibility and disciplined growth, in order to maximize risk-adjusted returns and increase sustainable earnings and operating cash flow over time. By continuing to execute our strategy, we are positioned to continue to grow profitably and create long-term shareholder value.”
Financial Results

(In thousands, except share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Total revenues	$177,402	$204,653	$796,620	$772,958
Lease rental and finance and sales-type lease revenues	$179,284	$191,714	$747,018	$742,410
Adjusted EBITDA(1)	$184,553	$220,493	$801,584	$767,953
Net income	$55,120	$67,724	$147,874	$151,453
Per common share - Diluted	$0.70	$0.86	$1.87	$1.92
Adjusted net income(1)	$57,040	$70,525	$169,566	$168,527
Per common share - Diluted	$0.72	$0.90	$2.15	$2.14
_______________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Full Year Results
Total revenues in 2017 were $796.6 million, an increase of $23.7 million, while lease rental and finance and sales-type lease revenues were $747.0 million, an increase of $4.6 million. The increase in total revenues was primarily driven by $22.5 million of higher maintenance revenues and higher lease rental and finance and sales-type lease revenues associated with net fleet growth.

Net income for the full year was $147.9 million, down $3.6 million year-over-year, while adjusted net income was $169.6 million, an increase of $1.0 million. Higher total revenues of $23.7 million, higher gains from the sale of flight equipment of $16.0 million, and lower interest expense of $14.4 million offset higher aircraft impairment charges of $51.8 million.

Adjusted EBITDA for the full year was $801.6 million, up $33.6 million versus 2016, reflecting a $22.5 million increase in maintenance revenue and higher gains from the sale of flight equipment of $16.0 million, partially offset by higher SG&A, excluding share based compensation, of $6.5 million, mostly driven by higher personnel costs and headcount.

Fourth Quarter Results
Total revenues were $177.4 million, a decrease of $27.3 million, or 13.3%, from the prior year. The decrease was due to a $12.4 million decline in lease rental and finance and sales-type lease revenues, and a $12.6 million decrease in maintenance revenues.
Lease rental and finance and sales-type lease revenues were $179.3 million versus $191.7 million the prior year. The 6.5% decrease was driven by lease transition and extension activity, mostly associated with seven wide-body and one freighter aircraft, which represented a combined 10.8% of total fleet net book value at year end.
Net income was $55.1 million, a decrease of $12.6 million, while adjusted net income declined by $13.5 million to $57.0 million. Lower total revenues of $27.3 million and a $5.0 million reduction in gains from the sale of flight equipment were partially offset by an $11.3 million decrease in interest expense and lower depreciation of $6.1 million.

Adjusted EBITDA was $184.6 million, down 16.3%, or $35.9 million. This was primarily driven by lower maintenance revenues of $12.6 million, lower total lease rental and finance and sales-type lease revenues of $12.4 million, and a $5.0 million decline in gains from aircraft sales in the fourth quarter of 2017.
Aviation Assets

During the fourth quarter, we acquired 40 aircraft for $920 million. For the year ended 2017, we acquired 68 aircraft for $1.6 billion. At the end of 2017, Aircastle's owned fleet of 224 aircraft had a weighted average age of 9.1 years and a weighted average remaining lease term of 5.0 years.

During the fourth quarter of 2017, we sold eight aircraft, including one freighter and our last five classic aircraft, for total sales proceeds of $68.6 million and a gain on sale of $19.2 million.

During the year ended 2017, we sold a total of 37 aircraft and other flight equipment for proceeds of $833.6 million and a gain on sale of $55.2 million. The average age of the 37 aircraft sold was 13.8 years with an average remaining lease term of 4.2 years.

Our fleet utilization for the fourth quarter was 99.5% and 99.3% for the full year 2017. As of December 31, 2017, Aircastle owned 224 aircraft having a net book value of $6.7 billion. We also manage twelve aircraft with a net book value of $641 million on behalf of our joint ventures with Ontario Teachers’ Pension Plan and IBJ Leasing of Japan.

Owned Aircraft	As of December 31, 2017(1)	As of December 31, 2016(1)
Net Book Value of Flight Equipment ($ mils.)	$6,734	$6,508
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$5,346	$4,614
Number of Aircraft	224	193
Number of Unencumbered Aircraft	195	156
Weighted Average Fleet Age (years)(2)	9.1	7.9
Weighted Average Remaining Lease Term (years)(2)	5.0	5.1
Weighted Average Fleet Utilization for the year ended(3)	99.3%	98.9%
Portfolio Yield for the year ended(2)(4)	12.2%	12.4%
Net Cash Interest Margin(5)	8.6%	8.7%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment ($ mils.)	$641	$689
Number of Aircraft	12	13
_______________

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.

(2)	Weighted by net book value.

(3)	Aircraft on-lease days as a percent of total days in period weighted by net book value.

(4)
Lease rental revenue and interest income and cash collections on finance and sales-type leases for the period as a percent of the average net book value of flight equipment held for lease and our investment in finance and sales-type leases for the period; quarterly information is annualized.

(5)
Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. The calculation of Net Cash Interest Margin has been revised in this presentation to include collections from finance and sales-type leases minus interest on borrowings.

Financing Activity

In 2017, we secured $500 million of new financing. During the first quarter of 2017, we issued $500 million in unsecured Senior Notes due 2024 bearing a coupon of 4.125%. On April 17, 2017 we repaid $500 million of maturing, unsecured Senior Notes bearing a coupon of 6.75%. The associated annual interest expense savings is approximately $13.1 million.

Common Dividend

On February 9, 2018, Aircastle’s Board of Directors declared a first quarter 2018 cash dividend on its common shares of $0.28 per share, payable on March 15, 2018 to shareholders of record on February 28, 2018. This is our 47th consecutive dividend.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Tuesday, February 13, 2018 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 239-9838 (from within the U.S. and Canada) or (323) 794-2551 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode "8003549".

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Thursday, March 15, 2018 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1757279”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2017, Aircastle owned and managed on behalf of its joint ventures 236 aircraft leased to 81 customers located in 43 countries.

Safe Harbor

All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income, Cash Return on Equity and Net Cash Interest Margin and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2016 Annual Report on Form 10- K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$211,922	$455,579
Restricted cash and cash equivalents	21,935	53,238
Accounts receivable	12,815	6,035
Flight equipment held for lease, net of accumulated depreciation of $1,125,594 and $1,224,899, respectively	6,188,469	6,247,585
Net investment in finance and sales-type leases	545,750	260,853
Unconsolidated equity method investment	76,982	72,977
Other assets	141,210	148,398
Total assets	$7,199,083	$7,244,665

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net of debt issuance costs	$849,874	$1,219,034
Borrowings from unsecured financings, net of debt issuance costs	3,463,732	3,287,211
Accounts payable, accrued expenses and other liabilities	140,221	127,527
Lease rentals received in advance	57,630	62,225
Security deposits	130,628	122,597
Maintenance payments	649,434	591,757
Total liabilities	5,291,519	5,410,351

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 78,707,963 shares issued and outstanding at December 31, 2017; and 78,593,133 shares issued and outstanding at December 31, 2016	787	786
Additional paid-in capital	1,527,796	1,521,190
Retained earnings	380,331	315,890
Accumulated other comprehensive loss	(1,350)	(3,552)
Total shareholders’ equity	1,907,564	1,834,314
Total liabilities and shareholders’ equity	$7,199,083	$7,244,665

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Lease rental revenue	$169,931	$187,550	$721,302	$725,220
Finance and sales-type lease revenue	9,353	4,164	25,716	17,190
Amortization of lease premiums, discounts and incentives	(2,934)	(4,934)	(11,714)	(10,353)
Maintenance revenue	390	12,987	56,128	33,590
Total lease revenue	176,740	199,767	791,432	765,647
Other revenue	662	4,886	5,188	7,311
Total revenues	177,402	204,653	796,620	772,958
Operating expenses:
Depreciation	71,218	77,298	298,664	305,216
Interest, net	55,855	67,170	241,231	255,660
Selling, general and administrative (including non-cash share-based payment expense of $2,512 and $2,105 for the three months ended, and $13,148 and $7,901 for the year ended December 31, 2017 and 2016, respectively)	18,113	14,989	73,604	61,872
Impairment of flight equipment	—	1,400	80,430	28,585
Maintenance and other costs	1,231	2,269	9,077	7,773
Total expenses	146,417	163,126	703,006	659,106
Other income (expense):
Gain on sale of flight equipment	19,241	24,194	55,167	39,126
Other	593	3,663	(2,476)	3,527
Total other income	19,834	27,857	52,691	42,653
Income from continuing operations before income taxes and earnings of unconsolidated equity method investments	50,819	69,384	146,305	156,505
Income tax provision (benefit)	(2,494)	3,525	6,042	12,307
Earnings of unconsolidated equity method investments, net of tax	1,807	1,865	7,611	7,255
Net income	$55,120	$67,724	$147,874	$151,453
Earnings per common share — Basic:
Net income per share	$0.70	$0.86	$1.88	$1.92
Earnings per common share — Diluted:
Net income per share	$0.70	$0.86	$1.87	$1.92
Dividends declared per share	$0.28	$0.26	$1.06	$0.98

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$147,874	$151,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	298,664	305,216
Amortization of deferred financing costs	19,435	18,508
Amortization of lease premiums, discounts and incentives	11,714	10,353
Deferred income taxes	(8,948)	6,156
Non-cash share-based payment expense	13,148	7,901
Cash flow hedges reclassified into earnings	2,202	9,662
Security deposits and maintenance payments included in earnings	(17,947)	(23,123)
Gain on the sale of flight equipment	(55,167)	(39,126)
Impairment of aircraft	80,430	28,585
Other	1,476	(6,867)
Changes on certain assets and liabilities:
Accounts receivable	(6,734)	832
Other assets	(7,655)	(1,089)
Accounts payable, accrued expenses and other liabilities	13,857	(4,014)
Lease rentals received in advance	(1,478)	3,645
Net cash and restricted cash provided by operating activities	490,871	468,092
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(1,038,343)	(1,331,059)
Proceeds from sale of flight equipment	833,576	755,898
Net investment in finance and sales-type leases	(331,721)	(78,892)
Collections on finance and sales-type leases	32,184	19,413
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	(7,681)	(9,628)
Unconsolidated equity method investment and associated costs	—	(18,048)
Other	(5,122)	(839)
Net cash and restricted cash used in investing activities	(517,107)	(663,155)
Cash flows from financing activities:
Repurchase of shares	(4,862)	(37,337)
Proceeds from secured and unsecured debt financings	675,000	1,054,250
Repayments of secured and unsecured debt financings	(878,534)	(588,778)
Deferred financing costs	(8,540)	(18,890)
Restricted secured liquidity facility collateral	—	65,000
Liquidity facility	—	(65,000)
Security deposits and maintenance payments received	192,830	171,672
Security deposits and maintenance payments returned	(141,185)	(51,658)
Dividends paid	(83,433)	(77,137)
Other	—	(2,283)
Net cash and restricted cash (used in) provided by financing activities	(248,724)	449,839
Net (decrease) increase in cash and restricted cash	(274,960)	254,776
Cash and restricted cash at beginning of year	508,817	254,041
Cash and restricted cash at end of year	$233,857	$508,817

Aircastle Limited and Subsidiaries
Selected Financial Guidance Elements for the First Quarter of 2018
($ in millions, except for percentages)
(Unaudited)

Guidance Item	Q1:18
Lease rental revenue	$173 - $177
Finance lease revenue	$9 - $10
Maintenance revenue	$0 - $1
Amortization of net lease discounts and lease incentives	$(3) - $(4)
SG&A(1)	$17 - $18
Depreciation	$74 - $76
Interest, net	$57 - $58
Gain on sale	$8 - $18
Full year effective tax rate	8% - 10%

(1)	Includes ~$2.4M of non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$177,402	$204,653	$796,620	$772,958

EBITDA(1)	$182,633	$220,651	$705,525	$734,989

Adjusted EBITDA(1)	$184,553	$220,493	$801,584	$767,953

Net income	$55,120	$67,724	$147,874	$151,453
Net income allocable to common shares	$54,757	$67,141	$146,829	$150,196
Per common share - Basic	$0.70	$0.86	$1.88	$1.92
Per common share - Diluted	$0.70	$0.86	$1.87	$1.92

Adjusted net income(1)	$57,040	$70,525	$169,566	$168,527
Adjusted net income allocable to common shares	$56,665	$69,918	$168,368	$167,129
Per common share - Basic	$0.72	$0.90	$2.15	$2.14
Per common share - Diluted	$0.72	$0.90	$2.15	$2.14

Basic common shares outstanding	78,286	77,957	78,219	78,161
Diluted common shares outstanding(2)	78,393	78,021	78,373	78,204
_______________

(1)	Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

(2)
For the three and twelve months ended December 31, 2017, includes 107,523 and 153,983 dilutive shares, respectively. For the three and twelve months ended December 31, 2016, includes 63,728 and 42,785 dilutive shares, respectively.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$55,120	67,724	$147,874	$151,453
Depreciation	71,218	77,298	298,664	305,216
Amortization of lease premiums, discounts and incentives	2,934	4,934	11,714	10,353
Interest, net	55,855	67,170	241,231	255,660
Income tax provision	(2,494)	3,525	6,042	12,307
EBITDA	182,633	220,651	705,525	734,989
Adjustments:
Impairment of flight equipment	—	1,400	80,430	28,585
Non-cash share-based payment expense	2,512	2,105	13,148	7,901
(Gain) loss on mark-to-market of interest rate derivative contracts	(592)	(3,663)	2,481	(3,522)
Adjusted EBITDA	$184,553	220,493	$801,584	$767,953

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$55,120	$67,724	$147,874	$151,453
Loan termination fee(1)	—	908	2,058	4,960
(Gain) loss on mark-to-market of interest rate derivative contracts(2)	(592)	(3,663)	2,481	(3,522)
Write-off of deferred financing fees(1)	—	3,451	4,005	2,880
Non-cash share-based payment expense(3)	2,512	2,105	13,148	7,901
Securitization No. 1 hedge loss amortization charges(1)	—	—	—	4,855
Adjusted net income	$57,040	$70,525	$169,566	$168,527
_______________

(1)	Included in Interest, net.

(2)	Included in Other income (expense).

(3)	Included in Selling, general and administrative expenses.

Management believes that ANI, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about operating and period-over-period performance and additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting, changes related to refinancing activity and non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Cash Return on Equity Calculation
(Dollars in thousands)
(Unaudited)

Period	CFFO	Finance Lease Collections	Gain on Sale of Flight Equipment	Deprec.	Distributions in excess (less than) Equity Earnings	Cash Earnings	Average Shareholders Equity	Trailing Twelve Month Cash ROE
2011	$359,377	$—	$39,092	$242,103	$—	$156,366	$1,370,513	11.4%
2012	$427,277	$3,852	$5,747	$269,920	$—	$166,956	$1,425,658	11.7%
2013	$424,037	$9,508	$37,220	$284,924	$—	$185,841	$1,513,156	12.3%
2014	$458,786	$10,312	$23,146	$299,365	$667	$193,546	$1,661,228	11.7%
2015	$526,285	$9,559	$58,017	$318,783	$(530)	$274,548	$1,759,871	15.6%
2016	$468,092	$19,413	$39,126	$305,216	$(1,782)	$219,633	$1,789,256	12.3%
2017	$490,871	$32,184	$55,167	$298,664	$(1,011)	$278,547	$1,861,005	15.0%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (“Cash ROE”) when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Cash Interest Margin Calculation
(Dollars in thousands)
(Unaudited)

Period	Average NBV	Quarterly Rental Revenue(1)	Cash Interest(2)	Annualized Net Cash Interest Margin(1)(2)
Q1:12	$4,388,008	$152,242	$44,969	9.8%
Q2:12	$4,542,477	$156,057	$48,798	9.4%
Q3:12	$4,697,802	$163,630	$41,373	10.4%
Q4:12	$4,726,457	$163,820	$43,461	10.2%
Q1:13	$4,740,161	$162,319	$48,591	9.6%
Q2:13	$4,840,396	$164,239	$44,915	9.9%
Q3:13	$4,863,444	$167,876	$47,682	9.9%
Q4:13	$5,118,601	$176,168	$49,080	9.9%
Q1:14	$5,312,651	$181,095	$51,685	9.7%
Q2:14	$5,721,521	$190,574	$48,172	10.0%
Q3:14	$5,483,958	$182,227	$44,820	10.0%
Q4:14	$5,468,637	$181,977	$44,459	10.1%
Q1:15	$5,743,035	$181,027	$50,235	9.1%
Q2:15	$5,967,898	$189,238	$51,413	9.2%
Q3:15	$6,048,330	$191,878	$51,428	9.3%
Q4:15	$5,962,874	$188,491	$51,250	9.2%
Q1:16	$5,988,076	$186,730	$51,815	9.0%
Q2:16	$5,920,030	$184,469	$55,779	8.7%
Q3:16	$6,265,175	$193,909	$57,589	8.7%
Q4:16	$6,346,361	$196,714	$58,631	8.7%
Q1:17	$6,505,355	$200,273	$58,839	8.7%
Q2:17	$6,512,100	$199,522	$55,871	8.8%
Q3:17	$5,985,908	$184,588	$53,457	8.8%
Q4:17	$6,247,581	$187,794	$53,035	8.6%
_______________

(1)	The second quarter of 2017 excludes a non-recurring, $7.0 million accelerated collection received from a lessee in connection with a finance lease.

(2)
Excludes loan termination payments of $3.0 million in the second quarter of 2013, $1.5 million and $3.5 million in the first quarter and fourth quarter of 2016, respectively, and loan termination payments of $1.0 million in both the second and third quarters of 2017.

We define net cash interest margin as lease rentals from operating leases, interest income and cash collections from finance and sales-type leases minus interest on borrowings, net settlements on interest rate derivatives and other liabilities adjusted for loan termination payments divided by the average net book of flight equipment (which includes net investment on finance and sales-type leases) for the period calculated on a quarterly and annualized basis.

Management believes that net cash interest margin, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about the effective deployment of our capital in the context of the yield on our aircraft assets, the utilization of those assets by our lessees, and our ability to borrow efficiently.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
Weighted-average shares:	Shares	Percent	Shares	Percent
Common shares outstanding – Basic	78,286	99.34%	78,219	99.29%
Unvested restricted common shares	518	0.66%	557	0.71%
Total weighted-average shares outstanding	78,804	100.00%	78,776	100.00%

Common shares outstanding – Basic	78,286	99.86%	78,219	99.80%
Effect of dilutive shares(1)	108	0.14%	154	0.20%
Common shares outstanding – Diluted	78,393	100.00%	78,373	100.00%

Net income allocation
Net income	$55,120	100.00%	$147,874	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(363)	(0.66)%	(1,045)	(0.71)%
Earnings available to common shares	$54,757	99.34%	$146,829	99.29%

Adjusted net income allocation
Adjusted net income	$57,040	100.00%	$169,566	100.00%
Amounts allocated to unvested restricted shares	(375)	(0.66)%	(1,198)	(0.71)%
Amounts allocated to common shares – Basic and Diluted	$56,665	99.34%	$168,368	99.29%
_______________

(1)
For the three months and year ended December 31, 2017, distributed and undistributed earnings to restricted shares were 0.66% and 0.71%, respectively, of net income and adjusted net income. The amount of restricted share forfeitures for all periods present is immaterial to the allocation of distributed and undistributed earnings.

(2)	For all periods presented, dilutive shares represented contingently issuable shares.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2016		Year Ended December 31, 2016
Weighted-average shares:	Shares	Percent	Shares	Percent
Common shares outstanding – Basic	77,957	99.14%	78,161	99.17%
Unvested restricted common shares	677	0.86%	654	0.83%
Total weighted-average shares outstanding	78,634	100.00%	78,815	100.00%

Common shares outstanding – Basic	77,957	99.92%	78,161	99.95%
Effect of dilutive shares(1)	64	0.08%	43	0.05%
Common shares outstanding – Diluted	78,021	100.00%	78,204	100.00%

Net income allocation
Net income	$67,724	100.00%	$151,453	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(583)	(0.86)%	(1,257)	(0.83)%
Earnings available to common shares	$67,141	99.14%	$150,196	99.17%

Adjusted net income allocation
Adjusted net income	$70,525	100.00%	$168,527	100.00%
Amounts allocated to unvested restricted shares	(607)	(0.86)%	(1,398)	(0.83)%
Amounts allocated to common shares – Basic and Diluted	$69,918	99.14%	$167,129	99.17%
_______________

(1)
For the three months and year ended December 31, 2016, distributed and undistributed earnings to restricted shares were 0.86% and 0.83%, respectively, of net income and adjusted net income. The amount of restricted share forfeitures for all periods present is immaterial to the allocation of distributed and undistributed earnings.

(2)	For all periods presented, dilutive shares represented contingently issuable shares.